                                                                   Exhibit 99.1

===============================================================================


PRESS RELEASE
                                           CONTACT:
                                           CAROLYN A. FREDRICH
[ALLIANCE LOGO APPEARS HERE]               Director - Investor Relations
                                           Alliance Resource Partners, L.P.
                                           1717 South Boulder Avenue, Suite 600
                                           Tulsa, Oklahoma 74119
                                           (918) 295-7642

FOR IMMEDIATE RELEASE

ALLIANCE RESOURCE PARTNERS, L.P.
Announces Increased Production in Central Appalachia and WARN Notice For Illinois Basin Operation

TULSA, Oklahoma, April 3, 2003 - - Alliance Resource Partners, L.P. (Nasdaq:
ARLP), announced today plans to add a fourth continuous mining unit at the Partnership's MC Mining, LLC complex located near Pikeville, Kentucky, following completion of a new mine shaft, which is scheduled to come on line in the third quarter of 2003. The Partnership also announced today that its Hopkins County Coal, LLC subsidiary gave notice, in accordance with the Worker Adjustment and Retraining Notification Act of 1988, of an impending reduction-in-force scheduled for June 2, 2003, impacting approximately 120 employees at its two operating surface mines, preparation plant, and related operations located near Madisonville, Kentucky.

"Coal demand has strengthened recently in Central Appalachia with a firming of, and increases in, coal pricing levels," said Joseph W. Craft III, the Partnership's President and Chief Executive Officer. "As a result, we have secured enough new commitments to encourage us to increase production in order to meet the demands of the Central Appalachia marketplace." Mr. Craft added, "Although our sales for the first quarter of 2003 have been strong, we have not been able to secure any meaningful new commitments for the balance of the year for our operations in the Illinois Basin. Unfortunately, without new sales commitments for this region, we will have to reduce production."

Hopkins County Coal's two surface mines produced 1.6 million tons of coal in 2002. In the event these two surface mines are idled on June 2, 2003, the Partnership's 2003 anticipated production will be reduced by approximately 800,000 tons for the year.

Looking ahead, Mr. Craft stated, "In late January, we reported commitments in-hand for approximately 84% of the 19.6 million tons of coal sales targeted for 2003 at that time. With the new commitments obtained during the first quarter of 2003, we now have commitments in-hand for shipments of approximately
17.7 million tons during 2003. As a result of today's announcements, the Partnership's coal sales target for 2003 has been adjusted to a range of 19.1 to
19.9 million tons."

The Partnership confirms its previously announced earnings guidance. (See ARLP Press Release, dated January 28, 2003).


                                     -MORE-

The statements and projections used throughout this release are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release. At the end of this release, we have included more information regarding business risks that could affect our results.

Alliance Resource Partners is the nation's only publicly traded master limited partnership involved in the production and marketing of coal. Alliance Resource Partners currently operates eight mining complexes in Illinois, Indiana, Kentucky and Maryland.

FORWARD-LOOKING STATEMENTS: WITH THE EXCEPTION OF HISTORICAL MATTERS, ANY MATTERS DISCUSSED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM PROJECTED RESULTS. THESE RISKS, UNCERTAINTIES AND CONTINGENCIES INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: COMPETITION IN COAL MARKETS AND OUR ABILITY TO RESPOND TO THE COMPETITION; FLUCTUATION IN COAL PRICES, WHICH COULD ADVERSELY AFFECT OUR OPERATING RESULTS AND CASH FLOWS; DEREGULATION OF THE ELECTRIC UTILITY INDUSTRY AND/OR THE EFFECTS OF ANY ADVERSE CHANGES IN THE DOMESTIC COAL INDUSTRY, ELECTRIC UTILITY INDUSTRY, OR GENERAL ECONOMIC CONDITIONS; DEPENDENCE ON SIGNIFICANT CUSTOMER CONTRACTS, INCLUDING RENEWING CUSTOMER CONTRACTS UPON EXPIRATION; CUSTOMER CANCELLATIONS OF, OR BREACHES TO, EXISTING CONTRACTS; CUSTOMER DELAYS OR DEFAULTS IN MAKING PAYMENTS; FLUCTUATIONS IN COAL DEMAND, PRICE AND AVAILABILITY DUE TO LABOR AND TRANSPORTATION COSTS AND DISRUPTIONS, EQUIPMENT AVAILABILITY, GOVERNMENTAL REGULATIONS AND OTHER FACTORS; OUR PRODUCTIVITY LEVELS AND MARGINS THAT WE EARN ON OUR COAL SALES; ANY UNANTICIPATED INCREASES IN LABOR COSTS, ADVERSE CHANGES IN WORK RULES, OR UNEXPECTED CASH PAYMENTS ASSOCIATED WITH POST-MINE RECLAMATION AND WORKERS' COMPENSATION CLAIMS; GREATER THAN EXPECTED ENVIRONMENTAL REGULATIONS, COSTS AND LIABILITIES; A VARIETY OF OPERATIONAL, GEOLOGIC, PERMITTING, LABOR AND WEATHER-RELATED FACTORS; RISKS OF MAJOR MINE-RELATED ACCIDENTS OR INTERRUPTIONS; RESULTS OF LITIGATION; DIFFICULTY MAINTAINING OUR SURETY BONDS FOR MINE RECLAMATION AS WELL AS WORKERS' COMPENSATION AND BLACK LUNG BENEFITS; DIFFICULTY OBTAINING COMMERCIAL PROPERTY INSURANCE; AND RISKS ASSOCIATED WITH OUR 15.48% PARTICIPATION (EXCLUDING ANY APPLICABLE DEDUCTIBLE) IN THE COMMERCIAL PROPERTY PROGRAM.

ADDITIONAL INFORMATION CONCERNING THESE AND OTHER FACTORS CAN BE FOUND IN THE PARTNERSHIP'S PUBLIC PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), INCLUDING THE PARTNERSHIP'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002 FILED ON MARCH 18, 2003 WITH THE SEC. EXCEPT AS REQUIRED BY APPLICABLE SECURITIES LAWS, THE PARTNERSHIP DOES NOT INTEND TO UPDATE ITS FORWARD-LOOKING STATEMENTS.


                                     -END-